SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 7, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Huffy Corporation (the “Company”) announced that Paul R. D’Aloia resigned as Chief Executive Officer and President of the Company effective October 7, 2004.

(c)  The Company also announced that John A. Muskovich has been appointed Chief Executive Officer and President by the Company’s Board of Directors effective October 7, 2004.  Mr. Muskovich, age 57, has been the Chief Operating Officer of the Company since August 13, 2004.  There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer of the Company.  Prior to joining the Company, Mr. Muskovich was President and Chief Executive Officer of DoubleSights Displays, LLC, an international manufacturer and distributor of dual display LCD monitors, from 2003 until 2004.  From 2001 until 2003, he was the Chief Financial Officer of Verifone, Inc., a worldwide leader in secure electronic payment technologies, solutions and services, and from 2000 until 2001, he was the Executive Vice President, Chief Financial Officer for eMachines, Inc., a manufacturer of desktop computers for the retail market.  Prior to that, Mr. Muskovich was the President, Chief Operating Officer and a director of The Elder-Beerman Stores Corp., an independent operator of traditional department stores, from 1997 to 2000.

Item 7.01  Regulation FD Disclosure.

The Company announced that Paul R. D’Aloia resigned as Chief Executive Officer and President of the Company effective October 7, 2004 and that John A. Muskovich has been appointed Chief Executive Officer and President by the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: October 8, 2004	By: /s/Robert W. Lafferty Robert W. Lafferty Senior Vice President – Finance, Chief Financial Officer and Treasurer